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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxx) pertaining to the Oil States International, Inc. Deferred Compensation Plan of our report dated March 19, 2001, with respect to the combined financial statements of Oil States International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
Houston, Texas
June 13, 2001